UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of the Company (the "Annual Meeting") was held on May 23, 2018, in Atchison, Kansas. At the Annual Meeting, the holders of 15,824,506 shares of the Company’s Common Stock were represented in person or by proxy and 315 shares of the Company’s Preferred Stock were represented in person or by proxy, constituting a quorum. The following matters were submitted to a vote of stockholders and the results of the vote were as follows:

1. Elect eight (8) directors.

(i) Group A directors by the holders of Common Stock

Director	For	Against	Abstentions	Broker Non-Votes
James L. Bareuther	12,185,266	1,128,090	6,497	2,504,653
Terrence P. Dunn	12,025,895	1,287,462	6,496	2,504,653
Anthony P. Foglio	13,212,586	1,128,186	6,497	2,504,653
David J. Colo	13,082,141	1,127,662	6,446	2,504,653

(ii) Group B directors by the holders of Preferred Stock

Director	For	Withheld	Broker Non-Votes
Augustus C. Griffin	315	0	0
George W. Page, Jr.	315	0	0
Karen L. Seaberg	315	0	0
M. Jeannine Strandjord	315	0	0

2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	15,743,973	74,413	6,120	0
Preferred Stock	315	0	0	0

3. Adopt an advisory resolution to approve the compensation of the Company's named executive officers.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	13,043,797	252,169	23,887	2,504,653
Preferred Stock	315	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: May 30, 2018                By: /s/ Thomas J. Lynn
Thomas J. Lynn, Vice President, General Counsel and Corporate Secretary